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                                                                    EXHIBIT 21.1

                         Subsidiaries of the Registrant

Name of Subsidiary:............   ICOS Systems GmbH
Jurisdiction of                   Germany
Organization:..................   ICOS Systems Computer Vertriebs GmbH

Name Under Which Doing
Business.......................

                                  IKOS Systems, Ltd.
Name of Subsidiary:............   United Kingdom
Jurisdiction of                   IKOS Systems, Limited
Organization:..................

                                  IKOS Systems K.K.
Name Under Which Doing
Business.......................

                                  Takatsu-ku, Kawasaki-shi, Kanagawa
Name of Subsidiary:............   IKOS Systems Kabushiki Kaisha

Jurisdiction of                   IKOS (India) Pvt. Ltd.
Organization:..................   India
Name Under Which Doing
Business.......................

                                  IKOS (India) Pvt. Ltd.
Name of Subsidiary:............
Jurisdiction of
Organization:..................
Name Under Which Doing
Business.......................